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Exhibit 99

                                        THIS PROXY IS SOLICITED ON BEHALF OF THE
                                        BOARD OF DIRECTORS. The undersigned
                                        hereby appoints Bruce J. Bartells,
                                        Carole H. Beswisk and Patrick J. Meyer
                                        as proxies and with full power of
              PROXY                     substitution, to represent, vote and act
                                        with respect to all shares of common
                                        stock of Redlands Centennial Bank (the
    REDLANDS CENTENNIAL BANK            "Bank") which the undersigned would be
                                        entitled to vote at the meeting of
                                        shareholders to be held on December 1,
                                        1999 at 6:00 p.m., at the Bank's main
                                        office located at 218 E. State Street,
                                        Redlands, California or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:



1. Approval of the Plan of Reorganization and Agreement of Merger dated September 24, 1999 by and between Redlands Centennial Bank, RCB Merger Company and Centennial First Financial Services.

             [   ]    FOR          [   ]    AGAINST          [   ]    ABSTAIN



2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments or adjournments thereof.
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                           PLEASE SIGN AND DATE BELOW

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" APPROVAL OF ALL OF THE PROPOSALS SET FORTH HEREIN. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS SET FORTH HEREIN.

(Please date this Proxy and sign your name exactly as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.)

         [  ]   I DO        [  ]   I DO NOT        EXPECT TO ATTEND THE MEETING

                                        ---------------------------------------

    (Number of Shares)

                                        ---------------------------------------

 (Please Print Your Name)

                                        ---------------------------------------

 (Please Print Your Name)

                                        ---------------------------------------

        (Date)

                                        ---------------------------------------

(Signature of Shareholder)

                                        ---------------------------------------

(Signature of Shareholder)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE BANK A DULY EXECUTED PROXY BEARING A LATER DATE OR AN INSTRUMENT REVOKING THIS PROXY.